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EXHIBIT 5.1 LEGAL OPINION OF WEED & CO. LLP


                                 WEED & CO. LLP
        4695 MACARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA 92660
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                                February 9, 2004

Board of Directors
Composite Technology Corporation
18881 Von Karman Avenue, Suite 1630
Irvine, CA 92612

         Re:  Form S-8 Registration Statement; Opinion of Counsel; Consent

Dear Members of the Board:

You have requested our opinion with respect to certain matters in connection with Composite Technology Corporation's (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 5,000,000 shares of the Company's common stock, $.001 par value (the "Shares"), pursuant to the 2002 Non-Qualified Stock Compensation Plan (the "Stock Plan").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments, as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the written agreements, Stock Plan and the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus that is incorporated by reference into and made a part of the Registration Statement.

                                             Very truly yours,


                                             /s/ Weed & Co. LLP
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                                             Weed & Co. LLP